EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-160967, 333-36188, and 333-118663 on Form S-8 of our report dated May 24, 2013, relating to the financial statements and financial statement schedule of Analysts International Corporation Savings and Investment Plan appearing in the Annual Report on Form 11-K of Analysts International Corporation Savings and Investment Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 24, 2013